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                                                                     Exhibit 10A


                   SEPARATION AGREEMENT AND RELEASE OF CLAIMS

          This Settlement Agreement and Release of Claims ("Agreement") is made by and between Cynthia B. Bezik (hereinafter referred to as "Employee") and Cleveland-Cliffs Inc (hereinafter referred to as "Employer").

                              W I T N E S S E T H:

          WHEREAS, Employee was employed by Employer; and

          WHEREAS, Employee was a good and valuable employee of the Employer and the Employer was a fair and generous employer in all its dealings with Employee but that circumstances have made it appropriate for the employment relationship to terminate; and

          WHEREAS, Employee's employment with Employer was therefore terminated effective July 29, 2003; and WHEREAS, the Employer desires to provide additional benefits to the Employee because of the circumstances related to the termination of Employee's employment; and

          WHEREAS, in consideration of such additional benefits, Employer desires to receive a waiver from the Employee of any claims which might have arisen out of Employee's employment relationship or her termination of employment.

          NOW, THEREFORE, in consideration of the mutual promises, payments and benefits hereunder contained and intending to be legally bound hereby, the parties represent, warrant, covenant and agree as follows:

     A. Employee's employment with Employer has been terminated effective July 29, 2003 ("Effective Date of Separation").

     B. Within thirty (30) days after the Effective Date of this Agreement, stated below, an




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amount equal to fifty-two (52) weeks' pay at Employee's regular base compensation rate of Two Hundred Sixty-Five Thousand Dollars ($265,000) per year ("Base Annual Compensation") will be added to Employee's cash balance pension account under the Pension Plan for Employees of Cleveland-Cliffs Inc and its Associated Employers ("Pension Plan"). Moreover, Employer will "gross up" such amount by an additional eleven percent (11%) so that the total amount credited will be one hundred eleven percent (111%) of the foregoing formula amount (the "Special Cash Balance Account Credit"). Under the formula set forth above, the Special Cash Balance Account Credit for Employee shall be in the amount of Two Hundred Ninety-Four Thousand One Hundred Fifty Dollars ($294,150). This Special Cash Balance Account Credit will be fully vested under the Plan regardless of whether the rest of Employee's pension benefits are vested. The Special Cash Balance Account Credit can be taken as an annuity under the Plan, rolled over into an IRA or Employer's 401(k) Savings Plan, or may be withdrawn, in whole or in part, from the cash balance account in a single lump sum or in monthly installments over a period of up to twelve months immediately following the Effective Date of this Agreement. Employer reserves the right, in the event that such Special Cash Balance Account Credit may cause the Pension Plan to lose its qualified status under Internal Revenue Code section 401(a), to pay the additional pension benefit resulting from the Special Cash Balance Account Credit without the eleven percent (11%) gross-up amount under a non-qualified pension arrangement.

     C. On January 15, 2004, Employee shall receive a lump sum payment equal to one year's pay, at her Base Annual Compensation minus appropriate withholdings and deductions including, but not limited to, applicable FICA deductions and federal, state, and city income tax deductions (the "Severance Payment").




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     D. As additional consideration for Employee's covenants and obligations hereunder, Employer shall continue to cover the Employee under Employer's health/medical benefits plan for active employees ("Active Medical Plan") until the Employee attains age sixty-five (65) as long as the Employee pays the same portion of the cost of such coverage as is paid by similarly situated active employees. Such coverage will end in at the earlier of :

          1. the date the Employee fails to pay her share of the premium for such coverage;

          2.   the death of the Employee; or

          3.   the end of the month when the Employee turns age sixty-five (65).

          In the event that the Employee obtains other similar coverage from a subsequent employer, it is understood that the Employer's Active Medical Plan will be secondary to the coverage provided by the plan of the subsequent employer.

     E. As further consideration for this Agreement, if the coverage of the Employee under the Active Medical Plan ends because of her attainment of age sixty-five, commencing at such time, in lieu of COBRA coverage, the Employee shall be eligible for retiree medical benefits under the Health Care Benefits Program for Salaried Retirees and Surviving Spouses of Cleveland-Cliffs Inc and Associated Employers ("Retiree Medical Plan") in accordance with its terms provided that the Employee pays one hundred percent (100%) of the cost of such coverage. Such coverage under the Retiree Medical Plan shall continue until the earlier of:

          1. the date the Employee fails to pay her share of the premium for such coverage; or

          2.   the death of the Employee.

     F. During the fifty-two (52) week period immediately following the Effective Date




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of Agreement, stated below, Employee shall be entitled to outplacement services at Employer expense provided through Spherion, up to a maximum cost of Fifteen Thousand Dollars ($15,000.00) to the Employer. Such services shall be provided consistent with Employee's preferences in order to facilitate her transition to alternative employment.

     G. As additional consideration for this Agreement, the laptop computer which Employee currently uses will be transferred to her to become her own personal property. Prior to transferring the laptop computer, the Employer's information systems employees will delete from the computer all propriety or confidential information of the Company. In addition, the Employer's information systems employees will provide assistance to the Employee in setting up a system at her home up to and not exceeding two (2) days of assistance by an information systems employee.

     H. Employee acknowledges and agrees that the Special Cash Balance Account Credit, Severance Payment, Active Medical Plan benefits, Retiree Medical Plan benefits, outplacement services, laptop computer, and information systems assistance outlined above are benefits to which Employee is not otherwise entitled pursuant to the employment relationship, the termination of the employment relationship, retirement or otherwise, and Employee acknowledges and agrees that said payments and benefits are intended to and do constitute adequate consideration for Employee's covenants and obligations set forth in this Agreement.

     I. Employee's separation from employment with Employer has occurred at the same time as an employment termination program ("Program") affecting employees in Employer's Cleveland operations. Business exigencies, along with decisions to eliminate and/or outsource certain functions required a restructuring of Employer's operations. The ages and positions of all of




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those employed by Employer for both those selected for reduction and retained by the Employer in connection with this Program are attached as Exhibit A, which is incorporated herein by reference.

     J. Employee hereby forever gives up, waives and releases any right to recall or reinstatement by Employer, and Employee does hereby for herself and for her heirs, executors, successors, and assigns, release and forever discharge Employer, as well as each of its past and present successors, assigns, divisions, parents, subsidiaries, related or affiliated companies, and the officers, directors, shareholders, members, employees, heirs, agents and attorneys of each of the foregoing, including without limitation any and all management and supervisory employees, and all persons acting under or in concert with any of them (hereinafter collectively termed the "Released Parties") of and from any and all debts, claims, demands, charges, complaints, grievances, promises, actions or causes of action, suits at law or equity, and/or damages of any and every kind that Employee has or may have, whether known or unknown, including, but not limited to, any and all claims and/or demands for back pay, reinstatement, hire or re-hire, front pay, stock options, benefits under the Employer's Incentive Equity Plan, Performance Share Plan, Executive Retention Plan, Supplemental Retirement Plan, group insurance or employee benefits of whatsoever kind (except on rights expressly provided for herein), claims for monies and/or expenses, any claims arising out of or relating to the cessation of Employee's employment with Employer, any claims for breach of contract or Employee's failure to obtain employment with any other other person or employer, claims for discrimination on any basis arising under any federal, state or local statute, ordinance, order or law, and any and all claims for wrongful termination of employment, misrepresentation, harassment, mental anguish, emotional distress, breach of contract, breach of implied contract, promissory estoppel,




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defamation, violation of public policy, attorneys' fees and costs of any legal proceeding, if any, and any and all other claims or causes of action, however denominated, that Employee has or may have by reason of any matter or thing arising out of, or in any way connected with, directly or indirectly, any act and/or omission that has occurred prior to the Effective Date of this Agreement. Employee understands that Employer denies or will deny any and all claims and liability which may be asserted by Employee under any of the foregoing and under the laws and regulations described in Paragraph M below. Not withstanding the above, Section 1, Indemnification, of Cleveland-Cliffs Inc Code of Regulations (attached) still applies.

          This release does not apply to Employee's entitlements under this Agreement, the Pension Plan, the Cliffs and Associated Employers Salaried Employees Supplemental Retirement Savings Plan (the "Savings Plan"), the Company's Voluntary Non-Qualified Deferred Compensation Plan, and the Company's vacation policy.

     K. Employee neither waives nor surrenders any right to file a claim for unemployment compensation benefits under appropriate state law nor any right to claim retirement benefits, if any, for which Employee may be eligible under the terms of the applicable pension or insurance plans.

     L. Employee covenants and agrees that Employee will not bring, commence, institute, maintain, prosecute, or voluntarily aid any action or proceeding or otherwise prosecute or sue Employer either affirmatively or by way of cross complaint, defense or counterclaims, or in any other manner with respect to the claims herein released. The foregoing sentence shall be construed as a covenant not to sue. This Agreement may be introduced as evidence at any legal




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proceeding as a complete defense to any claims ever asserted by Employee against the Released Parties.

     M. Employee represents that Employee has not filed any complaints or charges against the Employer with any local, state or federal government agency or with any local, state or federal court, that Employee will not do so at any time hereinafter, and that if any such agency or court assumes jurisdiction of any complaint or charge against the Employer on behalf of Employee, Employee will request such agency or court to withdraw from the matter, or refuse any benefits derived therefrom; provided, however, that this Agreement will not affect the Employee's right to file a charge with or otherwise participate in an investigation or proceeding conducted by the Equal Employment Opportunity Commission regarding a claim under the ADEA or under the Ohio Civil Rights Act relating to matters which arise after the Effective Date of this Agreement, stated below, and which are not the subject of this Agreement.

     N. Employee represents and agrees that, prior to Effective Date of Agreement, stated below, Employee has not assigned or transferred any of the released claims or any portion thereof or interest therein to any other person or entity.

     O. Employee agrees to promptly return to Employer all originals and copies of Employer's documents and information, regardless of the form on which such information has been maintained or stored, including without limitation, computer disks, tapes or other forms of computer storage.

     P. Employee recognizes and understands that, by executing this Agreement, he/she shall be releasing the Released Parties, defined above, from any claims that he/she now has, may have, or subsequently may have under the Age Discrimination in Employment Act of 1967, 29



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U.S.C. section 621, et seq., as amended, by reason of any matter or thing arising out of, or in any way connected with, directly or indirectly, any acts or omissions which have occurred prior to and including the Effective Date of Agreement. In other words, Employee will have none of the legal rights against the aforementioned that he/she would otherwise have under the Age Discrimination in Employment Act of 1967, 29 U.S.C. section 621, et seq., as amended, by her signing this Agreement.

     Q. The Employer hereby notifies Employee of her right to consult with her chosen legal counsel before signing this Agreement. The Employer shall afford, and Employee acknowledges receiving, not less than forty-five (45) calendar days in which to consider this Agreement to insure that Employee's execution of this Agreement is knowing and voluntary. In signing below, Employee expressly acknowledges that he/she has had at least forty-five (45) days to consider this Agreement and that her execution of same is with full knowledge of the consequences thereof and is of her own free will.

          Furthermore, notwithstanding the fact that the Employer has allowed Employee forty-five (45) days to consider this Agreement, in the event Employee elects to execute this Agreement prior to the end of such 45-day period, by her signature below, Employee represents, acknowledges and agrees that her decision to accept this shortening of the time was knowing and voluntary and was not induced by fraud, misrepresentation, or any threat to withdraw or alter the benefits provided by the Employer herein, or by the Employer providing different terms to any similarly-situated employee executing this Agreement prior to end of such 45-day consideration period. In signing below, Employee expressly acknowledges that her execution of same is with full knowledge of the consequences thereof and is of her own free will.




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     R. Both Employer and Employee agree and recognize that, for a period of seven (7) calendar days following Employee's execution of this Agreement, Employee may revoke this Agreement by providing written notice revoking the same, within this seven (7) day period, to Randy Kummer, Cleveland-Cliffs Inc, 1100 Superior Avenue, Cleveland, Ohio 44114. Such revocation of this Agreement by Employee will also automatically revoke the acceptance of the offer set forth herein and Employee will not be entitled to any amounts and/or benefits described herein. Should Employee revoke this Agreement within this seven-day
(7) period, Employee agrees immediately to return all monies and other benefits that he/she has received from Employer pursuant to this Agreement prior to the date of such revocation.

     S. The Employee agrees never to apply for employment of any kind with Employer unless otherwise requested by the Employer.

     T. The Employee acknowledges that she understands that the payments and benefits under this Agreement may be deemed to be subject to federal, state and local income taxes. The Employee agrees that she is solely responsible for the payment of all such income taxes and that the Employer shall have no responsibility with respect to the payment of such taxes.

     U. Each of the parties has read and fully understands this Agreement. Employee understands and acknowledges that the circumstances leading up to and surrounding the Program and this Agreement and the terms and conditions of the Program and this Agreement are confidential. Employee agrees not to disclose the circumstances leading up to and surrounding the Program and/or the fact and/or terms of this Agreement to any person without the written consent of Employer, except to Employee's present attorney, tax advisors or immediate family.




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     V. This Agreement has been drafted by the Parties. It should be construed according to the fair intent of the language as a whole and not for or against either party.

     W. This Agreement constitutes the entire agreement between the parties hereto in connection with the subject matter of this Agreement. This Agreement supersedes any and all other agreements, either oral or written, between the parties in connection with the subject matter of this Agreement. No modification to this Agreement shall be effective, unless in writing and signed by the President of Employer and Employee.

     X. This Agreement has been made in Ohio, and Ohio law shall apply to it. If any part is found to be invalid, the remaining parts of this Agreement will remain in effect as if no invalid part existed.

     Y. This Agreement is binding on the parties hereto and upon their respective successors, heirs, legal representatives and assigns.

     Z. This Agreement and all documents executed pursuant to it may be executed in counterparts and, upon signing by all parties, each of such counterparts will be deemed an original.

















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EMPLOYEE REPRESENTS THAT HE/SHE HAS CAREFULLY READ THIS SETTLEMENT AGREEMENT AND
HAS HAD A FULL OPPORTUNITY TO HAVE THIS SETTLEMENT AGREEMENT REVIEWED BY LEGAL COUNSEL SELECTED BY EMPLOYEE. EMPLOYEE FURTHER REPRESENTS THAT HE/SHE
UNDERSTANDS THE CONTENT AND CONSEQUENCES OF SIGNING THE SETTLEMENT AGREEMENT AND THAT EMPLOYEE EXECUTES IT AS HER OWN FREE ACT AND DEED INTENDING TO BE LEGALLY BOUND BY IT. EMPLOYEE ALSO REPRESENTS THAT EMPLOYEE UNDERSTANDS THAT HE/SHE IS WAIVING AMONG OTHER THINGS, ANY RIGHTS OR CLAIMS ARISING UNDER FEDERAL OR STATE LAW.

          IN WITNESS WHEREOF, Employee and Employer have executed this Agreement effective and binding as of the Effective Date of this Agreement.


DATE OF EXECUTION BY EMPLOYEE
("Effective Date of Agreement" is the       AGREED TO AND ACCEPTED BY:
eighth day after this date)

     August 5, 2003                             /s/ Cynthia B. Bezik
-------------------------------------      -----------------------------------
                                            EMPLOYEE


                                            EXECUTION WITNESSED BY:

                                            /s/  Colleen A. Brennan
                                           -----------------------------------



DATE OF EXECUTION BY THE                    AGREED TO AND ACCEPTED BY
EMPLOYER                                    CLEVELAND-CLIFFS INC


August 5, 2003                              By:  /s/  L. B. Mineweaser
-------------------------------------      -----------------------------------

                                            Title:Director - Learning & OD
                                           -----------------------------------


                                            EXECUTION WITNESSED BY:

                                            /s/ Colleen A. Brennan
                                           -----------------------------------





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